Exhibit 10.50

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of July 23, 2007 (this “Agreement”), is entered into by and between GLOBAL ENERGY, INC., an Ohio corporation (the “Pledgor”), and STANDARD GENERAL MASTER FUND L.P. (the “Secured Party”), the holder of that certain Secured Promissory Note issued on the date hereof in the original aggregate principal amount of $14,300,000, as the same may be amended from time to time (the “Note”), issued by Wabash River Energy, Ltd., an Indiana corporation (the “Debtor”), pursuant to that certain Loan and Security Agreement dated as of the date hereof between Debtor and Secured Party (the “Loan Agreement”).

W I T N E S S E T H:

WHEREAS, Debtor has entered into the Loan Agreement and issued the Note pursuant thereto; and

WHEREAS, Pledgor is record and beneficial owner of 100% of the capital stock in Debtor as set forth in Schedule A hereto (the “Pledged Equity”); and

WHEREAS, Pledgor desires to pledge to Secured Party its equity in Debtor as security for the full, prompt and complete payment and performance when due of the Note, in addition to all other obligations secured thereby; and

WHEREAS, any distributions on account of the Pledged Equity shall be paid to Secured Party to be applied to the Note.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “general intangibles” and “proceeds”) shall have the respective meanings given such terms in Article 9 of the UCC, and capitalized terms not otherwise defined herein shall have the meaning given them in the applicable Loan Agreements described above.

(a) “Collateral” means:

(i) the Pledged Equity, together with, in each case:

(1) all shares, securities, monies or property representing a dividend on any of the Pledged Equity, or representing a distribution or return of capital upon or in respect of the Pledged Equity, or resulting from a split up, revision, reclassification or other like change of the Pledged Equity or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Equity (collectively, “Distributions”); and

(2) without affecting the obligations of the Pledgor under any provision prohibiting such action hereunder or under any other related document, in the event of any consolidation or merger or similar transaction in which Debtor is not the surviving corporation, all ownership interests of any class or character of the successor corporation formed by or resulting from such consolidation or merger (the Pledged Equity, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to this clause (1) and clause (2) above being herein collectively called the “Equity Collateral”); and

(ii) all contract rights, general intangibles, rights, claims, powers, privileges, benefits and remedies arising from or in any way related to the Equity Collateral and any certificates representing the Equity Collateral; and

(iii) all additions to the Collateral described in the foregoing clauses (i) and (ii), including, without limitation, any tangible or intangible property obtained in the future by Pledgor with respect to the Pledged Equity; and

(iv) all proceeds and products in whatever form of all or any part of the Collateral, including all rents, profits, income and benefits and all proceeds of insurance and all condemnation awards and all other compensation for any event of loss with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessions to, substitutions for and replacements of all or any part of the other Collateral.

(b) “Obligations” means all obligations of Debtor owed to the Secured Party whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

(c) “UCC” means the Uniform Commercial Code and or any other applicable law of any jurisdiction (including, without limitation, the state of Ohio and New York) as to any Collateral located therein.

2. Grant of Security Interest.

As an inducement for the Secured Party to extend the loans as evidenced by the Note and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Pledgor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Party a continuing security interest in and to, a lien upon and a right of set-off against all of its right, title and interest of whatsoever kind and nature in and to, the Collateral (collectively, the “Security Interest”).

3. Representations, Warranties, Covenants and Agreements of the Pledgor. The Pledgor represents and warrants to, and covenants and agrees with, the Secured Party as follows:

a) The Pledgor has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Pledgor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Pledgor and no further action is required by the Pledgor.

b) Pledgor has taken all necessary legal and other action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the valid and binding obligation and agreement of Pledgor, enforceable in accordance with its terms, subject only to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

c) Pledgor has not received any notice of default under any agreement or instrument by which any portion of the Collateral may be bound which default would have a materially adverse effect on its business, assets, property or financial or other condition, and Pledgor is not in default under any judgment, award or decree of any court, arbitrator or other governmental authority binding upon or affecting it or by any of its assets may be bound or affected.

d) No consent of any other corporation, company, partnership, individual or other entity (each, a “Person”) (including, without limitation, Pledgor) that has not been obtained is required in connection with the execution, delivery, and performance of this Agreement by Pledgor.

e) The Pledgor is the sole owner of the Collateral, free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral. There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those filed in favor of the Secured Party) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Pledgor shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of the Pledge and Security Agreements).

f) No part of the Collateral has been judged invalid or unenforceable. No written claim has been received that any Collateral or the Pledgor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to the Pledgor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Pledgor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Pledgor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

g) This Agreement creates in favor of the Secured Party a valid security interest in the Collateral securing the payment and performance of the Obligations.

h) The Pledgor hereby authorizes each of the Secured Party to file one or more financing statements under the UCC, with respect to the Security Interest with the proper filing and recording agencies in any jurisdiction deemed proper by them.

i) The execution, delivery and performance of this Agreement by the Pledgor does not conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing the Pledgor’s or Debtor’s debt or otherwise) or other understanding to which the Pledgor is a party or by which any property or asset of the Pledgor or Debtor is bound or affected.

j) Pledgor shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall be terminated pursuant to the terms hereof. The Pledgor hereby agrees to defend the same against any and all persons. The Pledgor irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any jurisdiction any initial financing statement or amendment thereto that indicates the collateral and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Pledgor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Pledgor shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

k) As to all Collateral acquired by Pledgor on and after the date hereof, Pledgor shall be the legal and equitable owner of such Collateral free and clear of all liens, security interests, charges, and encumbrances of every and nature (other than those created hereunder); the Pledgor’s interest in the limited liability company or other security comprising the Collateral will have been duly authorized and validly issued; Pledgor will have legal title to such Collateral and good and lawful authority to pledge, assign and deliver such Collateral in the manner hereby contemplated; and no consent or approval of any governmental body or regulatory authority, or of any securities exchange, is or will be necessary to the validity of the rights created hereunder.

l) None of the ownership interests comprising the Collateral are dealt in or traded on public securities exchanges or in public securities markets, and none by its terms expressly provides it is a security governed by Article 8 of the UCC or that it is an investment company security, and none is held in a securities account (as defined in Section 8-501 of the UCC). Pledgor has registered the pledge of the Collateral to Secured Party in the records of Pledgor and Debtor. The records are and shall be maintained in accordance with the provisions of Article 8 of the UCC.

m) The Pledgor will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party.

n) The Pledgor shall, within ten (10) calendar days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Party’ security interest therein.

o) The Pledgor shall permit the Secured Party and their representatives and agents to make copies of records pertaining to the Collateral as may be requested by the Secured Party from time to time.

p) The Pledgor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

q) The Pledgor shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Pledgor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

r) All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Pledgor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

s) The Pledgor shall, and cause Debtor to, at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to their businesses.

t) Except of liens permitted under the Loan Agreement, Pledgor shall not authorize or permit Debtor to create any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, or incur (directly or as a guarantor) any lien, encumbrance or security interest with respect to any assets now owned or hereafter acquired by Debtor.

u) Pledgor shall not consent to or authorize any action by Debtor with respect to amending, modifying or terminating the organizational documents of Debtor without obtaining the prior consent of Secured Party, it being agreed that any such amendment shall be void and of no force or effect, nor shall Pledgor consent to or authorize any action by with respect to entering into any merger or consolidation with, or sale of any portion of its assets to, any corporation or other person or party, or changing the character of its business, or adding any additional equity holders to Debtor.

v) The Pledgor will not change its name, corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Secured Party of such change and, at the time of such written notification, the Pledgor provides any financing statements necessary to perfect and continue perfected the perfected first priority Security Interest granted and evidenced by the Security and Pledge Agreements.

w) The Pledgor may not relocate its chief executive office to a new location without providing thirty (30) days prior written notification thereof to the Secured Party and so long as, at the time of such written notification, the Pledgor provides any financing statements or fixture filings necessary to perfect and continue perfected the perfected first priority Security Interest granted and evidenced by the Security and Pledge Agreements.

x) The Pledgor, to the extent Debtor or any successor entity has opted into Article 8 of the UCC, shall not allow such entity to amend its organizational documents so as to opt out of Article 8 of the UCC.

y) Any and all certificates representing the Collateral (including, without limitation, additional or substitute certificates or instruments representing Distributions or other Collateral that hereafter may be issued) shall be delivered to the Secured Party in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form reasonably satisfactory to Secured Party. Upon the pledge of any collateral hereunder, Pledgor shall and upon request by Secured Party forthwith take any action necessary to cause such collateral to be registered in the name of Secured Party or its designee.

z) So long as there shall not have occurred and be continuing an Event of Default (as defined below), Pledgor shall be entitled to exercise any and all voting rights and powers relating or pertaining to the Collateral or any part thereof.

aa) Pledgor shall irrevocably direct Debtor that all Distributions be delivered to Secured Party or its designated agent (accompanied by proper instruments of assignment or stock powers executed by Pledgor) in accordance with Secured Party’s instructions, for application to the satisfaction of the Obligations. Pledgor shall not receive or be entitled to retain any Distributions, if any, paid on the Collateral. To the extent Pledgor receives any Distributions prohibited hereunder, Pledgor shall receive same in trust for the benefit of Secured Party and shall promptly deliver same to Secured Party or its designated agent (accompanied by proper instruments of assignment or stock powers executed by Pledgor) in accordance with Secured Party’s instructions.

bb) No substitution of Collateral shall be permitted without the prior written consent of Secured Party.

cc) Pledgor will cause Nicholas Singer to be appointed as and at all times remain a director of the board of directors of Debtor. Pledgor shall not permit the Debtor to commence a voluntary case under Title 11 of the United States Code without the unanimous written consent of the board of directors of the Debtor.

4. Defaults. The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default (as defined in the Note);

(b) Any representation or warranty of the Pledgor in this Agreement shall prove to have been incorrect in any material respect when made;

(c) The failure by the Pledgor to observe or perform any of its obligations hereunder for five (5) calendar days after delivery to the Pledgor of notice of such failure by or on behalf of a Secured Party; or

(d) If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability hereof shall be contested by Pledgor, or a proceeding shall be commenced by the Pledgor, or by any governmental authority having jurisdiction over the Pledgor, seeking to establish the invalidity or unenforceability thereof, or the Pledgor shall deny that the Pledgor has any liability or obligation purported to be created under this Agreement.

5. Duty To Hold In Trust. Upon the occurrence of any Event of Default and at any time thereafter, the Pledgor shall, upon receipt of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Note or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party for application to the satisfaction of the Obligations.

6. Rights and Remedies Upon Default. Upon the occurrence of any Event of Default and at any time thereafter, each Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Note, and each Secured Party shall have all the rights and remedies of a secured party under the UCC. Without limitation, each Secured Party shall have the following rights and powers:

(a) At the option of Secured Party, all rights of Pledgor to exercise the voting and consensual rights and powers which Pledgor is entitled to exercise pursuant to Section 3(cc) shall cease, and shall thereupon and without any further action or notice become vested in Secured Party who shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers in its sole Secured Party shall receive and continue to be entitled to retain any and all Distributions. THIS ASSIGNMENT OF VOTING RIGHTS IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE BY DISSOLUTION OR OTHERWISE. The exercise of any of the rights and remedies of Secured Party under this paragraph shall not be or be deemed to be a disposition of Collateral under Article 9 of the Commercial Code as in effect in any applicable jurisdiction (or an acceptance or a retention or a proposal to accept or retain all or any part of the Collateral in satisfaction of all or any of the Obligations). Any and all Distributions received by Secured Party pursuant to the provisions of this paragraph shall be retained by Secured Party as part of the Collateral and applied in accordance with Section 7 hereof.

(b) The Secured Party shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Pledgor or right of redemption of the Pledgor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Pledgor, which are hereby waived and released.

7. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Party in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations to each Secured Party, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the Pledgor any surplus proceeds, or as otherwise directed by a court of competent jurisdiction. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Party.

8. Costs and Expenses. The Pledgor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by any Secured Party. The Pledgor shall also pay all other claims and charges which in the reasonable opinion of the Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. The Pledgor will also, upon demand, pay to the

Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the Note. Until so paid, any fees payable hereunder shall be added to the principal amount of the Note and shall bear interest at the rate of 15% per annum or the lesser amount permitted by applicable law.

9. Responsibility for Collateral.

a) The Pledgor assumes all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

b) Beyond the exercise of reasonable care in the custody of any Collateral in its possession, Secured Party shall have no duty as to any Collateral or as to the preservation of rights against prior parties or any other rights pertaining thereto. Secured Party shall have no duty as to any Collateral, to ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords other collateral of the same type in its possession. Secured Party shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of Secured Party or any agent, bailee or custodian selected by Secured Party in good faith or for taking any necessary steps to preserve rights against any parties with respect to any Collateral or for the collection of any proceeds of any Collateral or for any invalidity, lack of value or uncollectability of any of the Collateral.

c) The pledge and assignment of the Collateral and grant of a security interest is for collateral purposes only, and Secured Party shall neither by virtue of this Security Agreement, by the receipt of Distributions, by exercise of voting rights or by the exercise of any of its rights or remedies hereunder be deemed to be a stockholder of or to have any liability for the debts, obligations or liabilities of Pledgor. Without limiting the generality of the foregoing, by accepting the pledge, assignment and security interests described herein, Secured Party does not thereby assume any debts, obligations, responsibilities, covenants, agreements or liabilities of Pledgor in connection with the Collateral or of Pledgor to Debtor or to any third parties dealing with Debtor.

d) Pledgor shall indemnify and hold harmless Secured Party and against any and all actual liability, loss, or damage that Secured Party may suffer or incur and which arises out of or results from claims of third parties (other than claims which arise from the gross negligence or willful misconduct of Secured Party), based on the rights or obligations of or a stockholder of Debtor under Debtor’s organizational documents or other agreements, this Agreement, or acceptance of Distributions or the exercise of any of the rights or remedies of Secured Party hereunder; any claim of any alleged obligation, liability or duty on the part of Pledgor to perform or discharge any of the terms, covenants, or provisions of Debtor’s organizational documents or other agreements or any liability or obligation of Pledgor; together with all reasonable third party out-of-pocket costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees) paid or incurred in connection therewith. Pledgor shall reimburse Secured Party within five (5) business days demand for the full amount of any indemnity to Secured Party may be entitled hereunder and the full amount of the indemnity obligation shall be considered to be an Obligation and shall be secured hereby. The indemnity provided under this subsection shall not apply to any occurrence which first arises after Secure Party obtains title to the Collateral.

10. Security Interest Absolute. All rights of Secured Party and all Obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Note or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note, or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; (e) any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (f) Secured Party’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111 (b)(2) of the Federal Bankruptcy Code or any successor statute; (g) any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; or (h) any other circumstance which might otherwise constitute any legal or equitable defense available to the Pledgor, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of each Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Pledgor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment, notice of dishonor and demand for performance in connection with any of the Obligations, or in connection with the creation of new or additional obligations, whether or not constituting secured Obligations. In the event that at any time any transfer of any Collateral or any payment received by any Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than any Secured Party, then, in any such event, the Pledgor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Pledgor waives all right to require a Secured Party to proceed against any other person or to apply any Collateral which such Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. The Pledgor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby. Pledgor hereby waives, until all Obligations have been complied with in full, any right of subrogation, any right of contribution, any right of reimbursement and any right to enforce any remedy which Pledgor may have against Debtor. Pledgor waives any defense Pledgor may have based upon an election of remedies by Secured Party that destroys Pledgor’s subrogation rights or Pledgor’s rights to proceed against or any other Person for reimbursement or contribution.

11. Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Note have been made in full or have been satisfied and all other Obligations have been paid or discharged. Upon such termination, each Secured Party, at the request and at the expense of the Pledgor, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement and promptly deliver to Pledgor any collateral in such Secured Party’s possession.

12. Power of Attorney; Further Assurances.

(a) The Pledgor authorizes the Secured Party, and does hereby make, constitute and appoint the Secured Party and its respective officers, agents, successors or assigns with full power of substitution, as the Pledgor’s true and lawful attorney-in-fact, with power (but not the obligation), in the name of the Secured Party or the Pledgor, after the occurrence and during the continuance of an Event of Default, (i) to endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party, provided that any and all rights in respect of Distributions may be exercised immediately and without regard to an Event of Default; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against Pledgor, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of the Secured Party, and at the expense of the Pledgor, at any time, or from time to time, all acts and things which the Secured Party deem necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the Note all as fully and effectually as the Pledgor might or could do; and the Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

(b) On a continuing basis, the Pledgor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule B attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a perfected first priority security interest in all the Collateral under the UCC.

(c) The Pledgor hereby irrevocably appoints the Secured Party as the Pledgor’s attorney-in-fact, with full authority in the place and instead of the Pledgor and in the name of the Pledgor, from time to time in the Secured Party’s discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Pledgor where permitted by law.

13. Notices. Except where telephonic notice is expressly permitted, all notices, requests and other communications provided for in this Agreement shall be given or made in writing and delivered by hand or courier service, mailed by certified or registered mail or sent by telecopy to the intended recipient as specified below its name on the signature page hereof or, as to any party, at such other address as is designated by that party in a notice to each other party. All such communications shall be deemed to have been duly given or made upon receipt.

14. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the ate, modify or take any other action with respect thereto, without in any way modifying or affecting any Secured Party’s rights and remedies hereunder.

15. Miscellaneous.

(a) No course of dealing between the Pledgor and Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of ay Secured Party, any right, power or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of each Secured Party with respect to the Collateral, whether established hereby or by the Note, or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

(d) In the event any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in New York, New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

(i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed on the day and year first above written.

PLEDGOR
GLOBAL ENERGY, INC.		Address for Notice and Delivery: 312 Walnut Street, Suite 2300
By:		Cincinnati, Ohio 45202 Attn: Chief Executive Officer
	Name:	Telephone: 513-621-0077
	Title:	Fax: 513-621-5947

By:		With a copy to: Dorsey & Whitney
Name:
	Title:	50 South Sixth Street, Suite 1500 Minneapolis, Minnesota 55402-1498 Attn: Jonathan B. Abram Tel: (612) 343-7962 Fax: (612) 340-2868

IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed on the day and year first above written.

SECURED PARTY

STANDARD GENERAL MASTER FUND L.P.				Address for Notice and Delivery: Standard General Master Fund L.P. 650 Madison Ave 26th Floor New York, New York 10022 Attn: Nicholas J. Singer Tel.: 212.610.9179 Fax: 212.610.9171
	By:	STANDARD GENERAL GP LLC, its general partner
		By:	STANDARD GENERAL MANAGEMENT LLC, its managing member

By:				With a copy to: McDermott Will & Emery LLP
Name:
	Title:			340 Madison Avenue New York, New York 10173 Attn: Stephen Older Tel.: (212) 547-5649 Fax. (212) 547-5444

SCHEDULE A

Principal Place of Business of Pledgor:

312 Walnut Street, Suite 2300

Cincinnati, Ohio 45202

SCHEDULE B

State of Ohio